                                                                  Exhibit 10.13

                              CONSULTING AGREEMENT

This consulting agreement (the "Agreement"), effective as of August 14, 2001 is entered into by and between iSecureTrac, Corp. (herein referred to as the "Company") and Salzwedel Financial Communications, Inc., a Oregon corporation (herein referred to as the "Consultant").


                                    RECITALS

WHEREAS, Company is a public Company with its ordinary shares trading on the NASDAQ Bulletin Board Stock market in the United States; and

WHEREAS, Consultant has experience in the area of corporate finance, investor communications and financial and investor public relations; and

WHERAS, Company desires to engage the services of Consultant to assist and consult with the Company in matters concerning corporate finance and to represent the company in investors' communications and public relations with existing shareholders, brokers, dealers and other investment professionals as to the Company's current and proposed activities;

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. TERMS OF CONSULTANCY. Company hereby agrees to retain the Consultant to act in a consulting capacity to the Company, and the Consultant agrees to provide services to the Company commencing immediately and ending on February 13, 2002.

2. DUTIES OF CONSULTANT. The Consultant agrees that it will generally provide the following specified consulting services through its officers and employees during the term specified in Section 1.:

          (a) Advise and assist the Company in developing and implementing appropriate plans and materials for presenting the Company and its business plans, strategy and personnel to the financial community, establishing an image for the Company in the financial community, and creating the foundation for subsequent financial public relations efforts;

          (b)  Introduce the Company to the financial community;

          (c) With the cooperation of the Company, maintain an awareness during the term of this Agreement of the Company's plans, strategy, and personnel, as they may evolve during such period, and advise and assist the Company in communicating appropriate information regarding such plans, strategy and personnel to the financial community;

          (d) Assist and advise the Company with respect to its (I) stockholder and investor relations, (ii) relations with brokers, dealers, analysts and other investment professionals, and (iii) financial and media public relations generally;

          (e) Perform the functions generally assigned to investor/stockholder relations departments in major corporations, including responding to telephone and written inquiries (which may be referred to the Consultant by the Company); assisting in the preparation of press releases for the Company with the Company's involvement and approval or reviewing press releases, reports and other communications with or to shareholders, the investment community and the general public; advising with respect to the timing, form, distribution and other matters related to such releases, reports, communications and consulting with respect to corporate symbols, logos, names, the presentation of such symbols, logos and names, and other matters relating to corporate image.

          (f) Upon the Company's approval, disseminate information regarding the Company to shareholders, brokers, dealers and other investment community professionals and the general investing public.

          (g) Upon the company's approval, conduct meetings in person or by telephone, with brokers, dealers, analysts, other investment professionals and the general investment public;

          (h) At the Company's request, review business plans, strategies, mission statements, budgets, proposed transactions and other plans for the purpose of advising the Company of the investment community implications thereof; and

          (i) Otherwise perform as the Company's financial relations and public relations consultant.


3. ALLOCATION OF TIME AND ENERGIES. The Consultant hereby promises to perform and discharge well and faithfully the responsibilities which may be assigned to the Consultant from time to time by the officers and duly authorized representatives of the Company in connection with the conduct of its financial and investor public relations and communications activities, so long as such activities are in compliance with applicable securities laws and regulations. Consultant will diligently and thoroughly provide the consulting services required hereunder. Although no specific hours-per-day requirement will be required, Consultant and the Company agree that Consultant will perform the duties set forth hereinabove in a diligent and professional manner. The parties acknowledge and agree that a disproportionately large amount of the effort to be extended and the costs to be incurred by the Consultant and the benefits to be received by the Company are to be expected to occur upon and shortly after, and in any event, within two months of the effectiveness of this Agreement. It is explicitly understood that Consultants performance of its duties hereunder will in no way be measured by the price of the Company's common stock, nor the trading volume of the Company's common stock.

4. REMUNERATION As full and complete compensation for services described in the Agreement the Company shall compensate the Consultant as follows:

4.1 For undertaking this engagement and for other good and valuable consideration, the Company agrees to issue and deliver to the Consultant a "Commencement Bonus" payable in the form of 300,000 shares of the Company's Common Stock ("Common Stock"). This Commencement Bonus shall be issued to the Consultant immediately following execution of this Agreement and shall, when issued to the Consultant be fully paid and non-assessable. The Company understands and agrees that Consultant has forgone significant opportunities to accept this engagement and the Company derives substantial benefit from the execution of this Agreement and the ability to maintain its relationship with Consultant. The 300,000 shares of Common Stock issued as a Commencement Bonus, therefore, constitute payment for Consultant's agreement to consult to the Company and are a nonrefundable, non-apportionable and non-ratable retainer; such Shares are not a prepayment for future services. If the Company decides to terminate this Agreement prior to February 13, 2002 for any reason whatsoever, it is agreed and understood that Consultant will not be requested or demanded by the Company to return any of the Shares paid to it hereunder. All Shares of the Common Stock issued pursuant to this Agreement shall be issued in the name of Salzwedel Financial Communications, Inc. The Company agrees that it will include all shares issuable to Consultant hereunder in the Company's next Registration Statement with the SEC on Form S-i and will use its best efforts to cause such Registration Statement to be declared effective by the SEC as soon as possible thereafter. Salzwedel Financial Communications, Inc. agrees that it will not sell or transfer during the term of this Agreement any of the 300,000 shares of Company's stock issued to it hereunder. Additionally the Company agrees to pay Consultant the sum of $6,000.00 cash per month due and payable on fourteenth day of each month on this Agreement.

4.2 Consultant acknowledges that the shares of Common Stock to be issued pursuant to this agreement (collectively, the "Shares") have not been registered under the Securities Act of 1933 and accordingly are "restricted securities" within the meaning of Rule 144 of the Act. As such, the shares may not be resold or transferred unless the Company has received an opinion of counsel reasonably satisfactory to the Company that such a resale or transfer is exempt from the registration requirements of that Act.

5. FINANCING "FINDERS FEE". It is understood in the event Consultant introduces Company to a lender or equity purchaser, not already having a preexisting relationship with the Company, with who Company, or its nominees, ultimately finances or causes the completion of such financing, Company agrees to compensate Consultant for such services with a "finders fee" in the amount of 2.5% of total gross funding provided by such lender or equity purchaser, such a fee to be payable in cash. This will be in addition to any fees payable by the company to any other intermediary, if any, which shall be per separate agreements negotiated between the Company and such other intermediary. It is also understood that in the event Consultant introduces Company, or its nominees to a merger and/or acquisition, candidate, either directly or indirectly through another intermediary, not already having a preexisting relationship with the Company, with whom Company, or its nominees, ultimately is acquired with who Company or its nominees acquires or causes the completion of such acquisition, Company agrees to compensate Consultant for such services with a "finders fee" in the amount of 2.5% of total gross consideration provided by such a merger and/or acquisition, such fee to payable in the same form of consideration received by the seller/merged company. This will be in addition to any fees payable by Company to any other intermediary. It is specifically understood that Consultant is not nor does it hold itself out to be a Broker/Dealer, but rather merely a "Finder" in reference to the Company procuring financing sources and acquisition and merger candidates.

     5.1 it is further understood that Company, and not Consultant, is responsible to perform any and all due diligence on such lender, equity purchaser or acquisition/merger candidate introduced to it by Consultant under this Agreement, prior to Company receiving funds or closing on any acquisition. However Consultant will not introduce any parties to Company about which Consultant has any prior knowledge of questionable, unethical or illicit activities.

     5.2 Company agrees that said compensation to Consultant shall be paid in full at the time said financing or merger/acquisition is closed. Moreover, said compensation, will be a condition precedent to the closing of such financing or merger/acquisition and Company shall execute any and all documents necessary to effect said compensation.

     5.3 As further consideration to Consultant, Company or its nominees, agrees to pay with respect to any financing or acquisition candidate provided directly or indirectly to the Company by any lender or equity purchaser covered by this Section 5 for a period commencing at the effective date of this Agreement and ending one year from the termination of this Agreement, a fee to Consultant equal to that outlined in Section "5" herein.

     5.4 Consultant will notify Company of introductions it makes for potential sources of financing or acquisitions in a timely manner (within 3 days of introduction). If Company has a preexisting relationship with such nominee and believes such party should be excluded from the Agreement, then Company will notify Consultant immediately of such circumstances via facsimile memo.

6. EXPENSES. Consultant agrees to pay for all its expenses (phone, labor, etc.), other than extraordinary items (travel and entertainment required by/or specifically requested by the Company, luncheons or dinners to large groups of investment professionals, mass faxing to a sizable percentage of the Company's constituents, investor conference calls, print advertisements in publications, etc.) approved by the Company prior to its incurring an obligation for reimbursement.

7. INDEMNIFICATION. The Company warrants and represents that all oral communications, written documents or materials furnished to Consultant are accurate, and the Consultant warrants and represents that all communications with the public, with respect to the financial affairs, operations, profitability and strategic planning of the Company are in accordance with information provided to it by the Company. The Consultant may rely upon the accuracy of the information provided by the Company without independent investigation. The Company and Consultant will each protect and indemnify and hold each other harmless against claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred in connection with this engagement arising out of the acts or omissions of the other party.

8. REPRESENTATIONS. Consultant represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. Consultant acknowledges that to the best of its knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant. Consultant acknowledges that to the best of its knowledge, Consultant and its officers and directors are not the subject of any investigation, claim, decree or judgement involving any violation of the SEC or securities law. Consultant further acknowledges that it is not a securities Broker Dealer or a registered investment advisor. Company acknowledges that to the best of its knowledge that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company. Company acknowledges that, to the best of its knowledge, Company is not the subject of any investigation, claim, decree or judgement involving any violation of the SEC or securities laws.

9. STATUS AS INDEPENDENT CONTRACTOR. Consultants engagement pursuant to this Agreement shall be as independent contractor, and not as employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

10. ATTORNEY'S FEES. If any legal action or any arbitration or other proceeding is brought for the enforcement or interruption of the Agreement, or because of alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorney's fees and other costs in connection with that action or proceeding, in addition to any other relief to which they may be entitled.

11. WAIVER. The waiver by either party of a breach of any provision of this agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

12. NOTICES. All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by U.S. mail, postage prepaid, addressed to the other party at the address set forth herein below:

To the Company:

ISecureTrac, Corp.
3345 North 107th Street
Omaha, NE 68134

To the Consultant:

Salzwedel Financial Communications, Inc.
Jeffrey L. Salzwedel, President
22209 SW. Bar None Rd.
Tualatin, OR 97062

It is understood that either party may change address to which notices for it shall be addressed by providing notice of such change to the other party in the manner set forth in this paragraph.

13. CHOICE OF LAW, JURISDICTION AND VENUE. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Oregon. The parties agree that Clackamas County, Oregon will be the venue of any dispute and will have jurisdiction over all parties.

14. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof; or relating to Consultant's activities or remuneration under this Agreement, shall be settled by binding arbitration in Oregon, in accordance with the applicable rules of the American Arbitration Association, and judgement on the award rendered by the arbitrator(s) shall be binding on the parties and may be entered in any court having jurisdiction thereof The provisions of The Oregon Code of Civil Procedure permitting expanded discovery proceedings shall be applicable to all disputes that are arbitrated under this paragraph.

15. Complete Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.


AGREED TO:

"Company"                  ISECURETRAC, CORP.



Date:  8/13/01                     By:  /s/ James E. Stark
      ---------------------            ------------------------------------
                                   James E. Stark, Vice President, CFO
                                   & Its Duly Authorized Officer



"Consultant"               SALZWEDEL FINANCIAL COMMUNICATIONS, INC


Date:  8/08/01                       By:  /s/ Jeffrey L. Salzwedel
      ---------------------              ------------------------------
                                     Jeffrey L. Salzwedel, President
                                     & Its Duly Authorized Officer